UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 5, 2010

(Date of earliest event reported)

PROTECTIVE PRODUCTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53580	26-3479709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1649 Northwest 136th Avenue
Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 846-8222

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 13, 2010, Protective Products of America, Inc. (the “Company”) and its subsidiaries, CPC Holding Corporation of America, a Delaware corporation, CP Corporation of America, Inc. (formerly known as Ceramic Protection Corporation of America), a Delaware corporation, PPI International Corp. (formerly known as Protective Products International Corp.), a Florida corporation (“PPI”), and PPNC, LLC (formerly known as Protective Products of North Carolina, LLC), a North Carolina limited liability company (the “Subsidiaries”, and together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the “Bankruptcy Court”) (Case No. 10-10711-BKC-JKO) (the “Bankruptcy Case”).

On March 5, 2010, the Debtors completed the previously announced sale of substantially all of their assets to Protective Products Enterprises, Inc., an affiliate of Sun Capital Partners, Inc. (the “Purchaser”) pursuant to a Second Amended and Restated Asset Purchase Agreement dated as of  February 19, 2010 (as amended, the “Asset Purchase Agreement”) and approved by order of the Bankruptcy Court entered on February 22, 2010.  The Asset Purchase Agreement was amended from the terms previously announced for the sale to the Purchaser by reason of modifications occasioned by: (a) the previously announced events relating to the indictment of the Company’s then Chief Executive Officer; and (b) the results of a contested auction conducted under the Bankruptcy Court-approved procedures concluded immediately prior to the execution of the Second Amended and Restated Asset Purchase Agreement.  Under the amended arrangements, the purchase price for the acquired assets consisted of (i) $10,700,000 in cash, (ii) the assumption of certain liabilities, and (iii) the contribution of $50,000 in respect of cure amounts owed to certain of the Debtors’ contract counterparties.   The acquired assets exclude, among other things, 42.858% of income tax refunds in excess of $2 million (the first $2 million of such refunds being payable to the Purchaser).  As a result of the closing under the Asset Purchase Agreement, the Company expects that its secured lender, Canadian Imperial Bank of Commerce, will be paid in full and that the remaining proceeds of the sale (subject to an escrow for state taxes) and payment of costs relating to the sale, will be available for payment of administrative expenses and distribution to the Debtors’ other creditors.  In connection with the closing of the Asset Purchase Agreement, and pending the approval of formal novations or assignments relating to contracts between PPI and various government agencies for the provision of goods and services, PPI and the Purchaser entered into a Subcontract Agreement pursuant to which, among other things, the Purchaser shall provide such goods and services on behalf of PPI for a maximum period of six months from the closing.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective on March 5, 2010, immediately following the closing under the Asset Purchase Agreement described in Item 2.01, above, all of the Debtor’s directors, other than Mr. Frank Jaumot, resigned from their positions as directors of the Debtors. In addition, each of the Debtor’s executive officers resigned from such positions.  Effective immediately after such resignations, and subject to approval of the Bankruptcy Court, Mr. Jaumot, being the sole remaining director of the Debtors, was appointed the Debtors’ Chief Restructuring Officer pursuant to the terms of an Engagement Letter Agreement, a copy of which is filed herewith as Exhibit 10.1.  The Debtors retained Mr. Jaumot in that position for the purpose, among other things, of handling the wind-down of the Debtors and administration of their estates until a chapter 11 plan of reorganization for the Debtors is confirmed by the Bankruptcy Court or the Bankruptcy Case is converted to cases under chapter 7 of the Bankruptcy Code.  Mr. Jaumot, who is 53 years old, joined the Company’s Board of Directors in January 2009.  He joined the certified public accounting firm of Ahearn, Jasco and Company, P.A. in 1991, and has served as its Director of Accounting and Auditing since 1994.  Since September 2004, he has served as a director of MasTec, Inc., a specialty contractor engaged in the building, installation, maintenance and upgrade of communications and utility infrastructure.  Since April 2009, he has been a member of the Board of Directors of Bimini Capital Management, Inc., a mortgage REIT based in Vero Beach, Florida.  Since 1990, he has been a member of the Board of Directors of Junior Achievement of South Florida.  From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP.  He is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants.  Mr. Jaumot holds a Bachelor of Science in Accounting from Marquette University.  Pursuant to the Engagement Letter Agreement, Mr. Jaumot will receive compensation at the rate of $385.00 per hour for his services, payable weekly, and may engage additional personnel to assist him at an hourly rate not exceeding $325.00.  The aggregate charges for all services of Mr. Jaumot and any such additional personnel may not exceed $15,000 per week.  The engagement may be terminated by the Debtors or Mr. Jaumot at any time upon 7 days’ written notice (and may be terminated by the Debtors sooner for cause or by Mr. Jaumot if the Debtors breach any of their material obligations and fail to cure such breach within 5 days after written notice).  The Debtors indemnify Mr. Jaumot to the same extent as it extends such indemnity to its officers or directors (whether under its organizational documents or otherwise) and agree to provide coverage under their existing director and officer liability insurance policies.  Reference is made to Exhibit 10.1 filed herewith for a more complete description of the provisions of the Engagement Letter Agreement.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Chief Restructuring Officer Engagement Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE PRODUCTS OF AMERICA, INC.

Date: March 11, 2010

By:	/s/ Frank E. Jaumot
Frank E. Jaumot
Chief Restructuring Officer

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